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                                                                 EXHIBIT 10(o)-2


                   AMENDMENT TO GAS TRANSPORTATION AGREEMENT


         This Amendment to Gas Transportation Agreement (this "Amendment") is made and entered into as of the 23rd day of August, 1996, by and between MOBILE GAS SERVICE CORPORATION, an Alabama corporation with a mailing address of Post Office Box 2248, Mobile, Alabama, 36652 (herein called "Mobile Gas"), and TUSCALOOSA STEEL CORPORATION, an Alabama corporation with a mailing address of 1700 Holt Road, N.E., Tuscaloosa, Alabama 35404-1000 (herein called "Customer").


         WHEREAS, Mobile Gas and Customer entered into a Transportation Agreement dated as of the 15th day of May, 1995 (the "Transportation Agreement");

         WHEREAS, Mobile Gas and Customer wish to amend the Transportation Agreement as hereinafter set forth.

         NOW, THEREFORE, for valuable consideration, and in consideration of the mutual covenants herein contained, the parties do hereby amend the Transportation Agreement, as follows:

         1. Section 3.2 is amended by deleting the words "18 months after the execution of this Agreement" appearing in the third sentence, and substituting in lieu thereof the words "August 1, 1997."

         2.      Section 4.1 is amended to read in its entirety as follows:

                 4.1 The "Commencement Date" shall be the earlier of (i) the date Customer first takes natural gas from the Facilities into the Plant, or (ii) August 1, 1997.

         3.      An ARTICLE XVIII is added, as follows:
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                       ARTICLE XVIII - FORCED RELOCATION

         18.1 If at any time during the initial term of this Agreement being fifteen Contract Years, Mobile Gas is required by the Federal Highway Administration, the State of Alabama or one of its political subdivisions, or any other governmental entity having jurisdiction to relocate any pipeline (i) located on an Interstate Highway right-of-way and (ii) installed by it for the purpose of providing service pursuant to this Agreement, to the extent that Mobile Gas is not otherwise reimbursed for the cost of such relocation after Mobile Gas has made all reasonable efforts to obtain such reimbursement, Customer shall reimburse Mobile Gas up to a maximum of [***proprietary information omitted***]. The cost of such pipeline relocation to be reimbursed by Customer shall only include costs directly related to the relocation of the pipeline and shall not include loss of revenue or other consequential costs incurred as a result of the relocation of the pipeline.

         18.2    If Mobile Gas seeks reimbursement from Customer pursuant to
Section 18.1, Mobile Gas shall supply Customer with reasonable details and documentation relating to its unreimbursed costs, and the first of the monthly installments specified in Section 18.3 shall be payable not later than 60 days after such information is supplied to Customer.

         18.3 All unreimbursed costs due from Customer to Mobile Gas pursuant to Section 18.1 shall be paid by Customer to Mobile Gas in monthly installments over a period being the shorter of 60 months or the remaining full months of the initial term of the Agreement, and the unpaid balance thereof outstanding from time to time shall bear interest at a rate equal to the "prime rate" in the "Money Rates" section of The Wall Street Journal, or any successor thereto, on the last business day preceding the first monthly installment payment from Customer to Mobile Gas.

         4. Exhibit "A" to the agreement is amended by deleting therefrom the following language which appears on the first page thereof:

                 Note: The above "Flat Rates" are contingent upon Mobile Gas receiving specified concessions from the State and/or entities as detailed in Exhibit "B", and are subject to the provisions of Section 2.4 of this Agreement. In the event any of such concessions are not obtained in a manner acceptable to Mobile Gas, the Flat Rates shall be increased as set forth in Exhibit "B".

         5. Exhibit "B" to the Transportation Agreement is deleted in its entirety.

         6. Except as specifically amended or modified by this Amendment, all of the terms and provisions of the Transportation Agreement remain in full force and effect.
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         IN WITNESS WHEREOF, each party hereto has caused this Amendment to the
Transportation Agreement to be executed by its officer thereunto duly authorized as of the date first above written.


WITNESS:                                         MOBILE GAS SERVICE CORPORATION


/s/ G. Edgar Downing, Jr.                        By: /s/ John S. Davis
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                                                 Its: President
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WITNESS:                                         TUSCALOOSA STEEL CORPORATION


/s/ R. L. Humphrey, Jr.                          By: /s/ D. C. Wagg
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                                                 Its: Vice President  Finance